                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement      [ ]  Confidential, for Use of the
                                           Commission Only

[X]  Definitive Proxy Statement            (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            TALK VISUAL CORPORATION
                 ----------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
--------------------------------------------------------------------------------
    1)  Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
    2)  Aggregate number of securities to which transaction applies:


--------------------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------
    4)  Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
    5)  Total fee paid:

--------------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:
--------------------------------------------------------------------------------
    2)  Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------
    3)  Filing party:
--------------------------------------------------------------------------------
    4)  Date Filed:
--------------------------------------------------------------------------------

                            TALK VISUAL CORPORATION

                             ----------------------
                    Notice of Annual Meeting of Stockholders
                            to be held July 26, 1999

                           -------------------------

                                              Cambridge, Massachusetts
                                              July 12, 1999

To the Holders of Common Stock
 of TALK VISUAL CORPORATION

          The Annual Meeting of the Stockholders of TALK VISUAL CORPORATION will be held at One Canal Park, 3rd Floor, Cambridge, Massachusetts, on Monday, July 26, 1999 at 10:00 A.M., local time, for the following purposes, as more fully described in the accompanying Proxy Statement:

          1.  To elect directors of the Company for the ensuing year.

          2. To consider and take action upon a proposal to ratify the Board of Directors' selection of Mayer Rispler & Company, P.C. to serve as the Company's independent auditors for the Company's fiscal year ending December 31, 1999.

          3. To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

          The close of business on July 9, 1999 has been fixed by the Board of Directors as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting.

                      By Order of the Board of Directors,

                                     /s/ C. Harold Snyder
                                     --------------------
                                           Secretary

          You are cordially invited to attend the Meeting in person. If you do not expect to be present, please mark, sign and date the enclosed form of Proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that your vote can be recorded.

                                PROXY STATEMENT

          This Proxy Statement, which will be mailed commencing on or about
July 12, 1999 to the persons entitled to receive the accompanying Notice of Annual Meeting of Stockholders, is provided in connection with the solicitation of Proxies on behalf of the Board of Directors of Talk Visual Corporation (the "Company") for use at the 1999 Annual Meeting of Stockholders (the "Meeting") to be held on July 26, 1999, and at any adjournment or adjournments thereof, for the purposes set forth in such Notice. The Company's executive office is located at One Canal Park, 3rd Floor, Cambridge, Massachusetts 02142.

          Any Proxy may be revoked at any time before it is exercised. The casting of a ballot at the Meeting by a stockholder who may theretofore have given a Proxy or the subsequent delivery of a Proxy will have the effect of revoking the initial Proxy.

          At the close of business on July 9, 1999, the record date stated in the accompanying Notice, the Company had outstanding 24,796,316 shares of common stock, $.001 par value ("Common Stock"), each of which is entitled to one vote with respect to each matter to be voted on at the Meeting.

          Directors are elected by plurality vote. Adoption of proposal 2 will require the affirmative vote of a majority of the shares of Common Stock present and voting thereon at the Meeting. Abstentions and broker non-votes (as hereinafter defined) will be counted as present for the purpose of determining the presence of a quorum. For the purpose of determining the vote required for approval of matters to be voted on at the Meeting, shares held by stockholders who abstain from voting will be treated as being "present" and "entitled to vote" on the matter and, thus, an abstention has the same legal effect as a vote against the matter. However, in the case of a broker non-vote or where a stockholder withholds authority from his Proxy to vote the Proxy as to a particular matter, such shares will not be treated as "present" and "entitled to vote" on the matter and, thus, a broker non-vote or the withholding of a Proxy's authority will have no effect on the outcome of the vote on the matter. A "broker non-vote" refers to shares of Common Stock represented at the Meeting in person or by proxy by a broker or nominee where such broker or nominee (i) has not received voting instructions on a particular matter from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on such matter.

                           I.  ELECTION OF DIRECTORS

          Five directors will be elected at the Annual Meeting of Stockholders to be held on July 26, 1999, each to serve until the 2000 Annual Meeting of Stockholders and until a successor shall have been chosen and qualified. It is the intention of each of the persons named in the accompanying form of Proxy to vote the shares of Common Stock represented thereby in favor of the nominees listed in the following table, unless otherwise instructed in such Proxy. All of such nominees are presently serving as directors. In case any of the nominees is unable or declines to serve, such persons reserve the right to vote the shares of Common Stock represented by such

Proxy for another person duly nominated by the Board of Directors in such nominee's stead. The Board of Directors has no reason to believe that the nominees named will be unable or will decline to serve.

          Certain information concerning the nominees for election as directors is set forth below. Such information was furnished by them to the Company.

Name and Certain Biographical Information
-----------------------------------------

          MICHAEL CUZNER-CHARLES, age 52, has been a Director of the Company since September 1998. Mr. Cuzner-Charles serves as a director of Regal Brook Ltd. in Berkshire (UK), since 1995. He was finance director of Kingston Coatings, Courtaulds Plc from 1976 to 1979, and became a Director of the CJ Phoenix Group (Jewelers in Paris, London and Birmingham) in 1979 until 1982. For the international management consulting firm of Grant Thornton, Mr. Cuzner-Charles was senior manager from 1982 to 1984, and became senior manager of Corporate Finance for Touche Ross from 1984-1992. From 1992-1995 Mr. Cuzner-Charles served as a director of MBS Plc, a computer distribution company, and was Chief Executive Officer of Trade Intermediary Group Plc. He is a Fellow of the Institute of Chartered Accountants in England and Wales.

          DAVID B. HURWITZ, age 35, has been a Director of the Company since November 6, 1998. Mr. Hurwitz is the Executive Vice President & General Manager of US WATS, Inc., in charge of the day-to-day operation of that company. A senior executive and business development professional, Mr. Hurwitz has proven ability to build entrepreneurial-based businesses through strategic alliances, teaming relationships, creating cohesive organizational structures, and the professional development of their human resources. Mr. Hurwitz has over 12 years experience in the telecommunications industry, encompassing business development, general management, and strategic sales and marketing initiatives. Prior to joining Commonwealth Long Distance/RCN as Vice President of Sales & Marketing, where Mr. Hurwitz led a sales force of greater than 140 representatives and was a key element in the development and management of corporate sales and marketing strategies, Mr. Hurwitz was involved in several successful entrepreneurial start-up ventures, funded by Petrocelli Industries of NYC. As Executive Vice President & Chief Operating Officer of Internet Communications Services, Inc., Mr. Hurwitz was responsible for the development and operation of a prepaid "debit" long distance calling card service and validation processing service bureau, and as General Manager of FiberNet, Mr. Hurwitz was responsible for overseeing the sale and marketing of services associated with FiberNet's Upstate, and New York Metropolitan Area Networks.
Mr. Hurwitz spearheaded the development of business relationships with the country's largest long distance carriers, and was responsible for product and service development, rate structures and operating policies and procedures. Prior to developing the business plan and negotiating funding for Internet, Mr. Hurwitz participated in the due diligence and sale of FiberNet's Upstate, and Metropolitan New York Area markets to MFS. Mr. Hurwitz graduated with a BA in English and History from Hobart College in 1985. He completed Master's level course work in Telecommunications Management in 1988 and 1989 at the State University of Albany. While affiliated with Rochester Tel. Telecommunications Group, a division of Rochester Telephone (now Frontier) from 1985 until February of 1992, Mr. Hurwitz held numerous positions including: Account Executive, Regional Sales Manager and Director of the Mid-Atlantic and Central Regions.

          EUGENE ROSOV, age 50, has been a Director of the Company since September 1998. He has served as Director, President and Chief Executive Officer of Videocall International Corporation, a Florida corporation ("Videocall"), since June 1998. In 1967, Mr. Rosov started a national music educational and touring company, and in 1978 started the international chamber music association, Chamber Music America. Mr. Rosov served as acting Director of Marketing for the nation's largest public radio station, WNYC, from 1979 to 1980. In 1980 he was founder, president and CEO of Water Test Corporation, a national drinking water testing laboratory acquired by Household International in 1987. From 1988 to 1995 he was founder, president, CEO and Chairman of Innovative Telecom Corporation, the Nashua, New Hampshire telecommunications systems integrator and provider to five (of six) Regional Bell operating companies of prepaid telephone card technologies and customer service operations. From 1995 to 1998, Mr. Rosov acted as a consultant to various telecom companies. Mr. Rosov graduated from Harvard College in 1971 with a BA in General Studies.

          ALEXANDER H. WALKER, JR., age 78, has been a Director of the Company since September 1998. He has served as Director and General Counsel to Videocall since July 1998. Since 1968, Mr. Walker has served as Chairman of the Board of the Nevada Agency and Trust Company in Reno, Nevada, a licensed and registered Trust Company and Transfer Agent in business since 1903. From 1944 to 1946, Mr. Walker served in the United States Army, rising to the rank of Captain, Infantry in the United States Army Reserve. He received his B.A. from Waynesburg College (1950) and his J.D. from the University of Pittsburgh School of Law in 1952. Since 1956, Mr. Walker has been a practicing attorney, with his practice including all phases of trial work, with a particular emphasis on corporate securities matters. From 1954 to 1955 he served first as Attorney Advisory, and then 1955-1956 as Attorney in Charge of the Salt Lake (UT) Branch for the United States Securities and Exchange Commission (SEC). From 1956 to date, he has maintained a private practice as an Attorney.

          MICHAEL ZWEBNER, age 46, has been a Director of the Company since September 1998. He is the founder and has served as Chairman of Videocall since February 1998. From 1974 to 1986, Mr. Zwebner founded and ran a travel and tourism company as well as a charter airline, specializing in the areas of air charter travel, wholesale ticketing and general business and tourist travel. From 1986 to 1990, Mr. Zwebner owned and operated several real estate companies as well as managed a chain of five family restaurants and related catering services in England. From 1991 to 1997 Mr. Zwebner founded and served as Vice-President of Cardcall International Holdings Inc. (USA) and Operating Manager of Cardcall (UK) Ltd. for which he designed and developed telecommunications and marketing concepts and organized the extensive prepaid phone card operations (Cardcall having been the largest such operation in both the UK and Canada).
Mr. Zwebner also coordinated corporate finance activities for Cardcall. In February of 1997, Mr. Zwebner negotiated and secured the sale/merger of the Cardcall Group to DCI Telecommunications Inc., a publicly-held entity based in Connecticut, USA, and was subsequently instrumental in the multi-million dollar sale of the UK distribution contract to SmarTalk Teleservices Inc. In addition, in February of 1988, Mr. Zwebner negotiated the creation of a multi-million dollar joint venture between Cardcaller Canada Inc. with Datawave Systems Inc. of Vancouver, Canada. Mr. Zwebner resigned from his positions with the Cardcall Group in February 1998 to actively and exclusively pursue the Videocall project.

          During the fiscal year ended December 31, 1998 the Board of Directors of the Company met 9 times. The Board members during their term in 1998, attended at least 75% of the meetings of the Board of Directors and meetings of any committees of the Board of Directors on which such person served which were held during the time that such person served.

Key Employees of the Company
----------------------------

          Vincent A. Lee, age 33, was hired by the Company in April 1999 to design, select, deploy and maintain the local and wide area network architectures and technologies to support the Company's global video/voice calling services, as well as its host multimedia services. Prior to joining the Company, Mr. Lee worked as a software engineer/project leader for Hewlett-Packard Corporation in its medical products division.

Committees of the Board of Directors
------------------------------------

          The Board of Directors has appointed an Audit Committee, Compensation Committee and a Stock Option Committee, but has not appointed a standing Nominating Committee.

          The members of the Audit Committee as appointed after September 14, 1998, are Michael Cuzner-Charles and Alexander H. Walker, Jr. During the fiscal year ended December 31, 1998, the Audit Committee met 1 time. The Audit Committee is responsible for reviewing financial statements, consulting with the independent auditors concerning the Company's financial statements, accounting and financial policies and internal controls and reviewing the scope of the independent auditors' activities and fees.

          The members of the Compensation Committee as appointed after September 14, 1998, are Messrs. Hurwitz, Rosov and Cuzner-Charles. During the fiscal year ended December 31, 1998, the Compensation Committee met 1 time. The Compensation Committee reviews and makes recommendations to the Board of Directors with respect to the compensation of all officers of the Company and issuances of equity securities of the Company to directors, officers, employees and consultants of the Company.

          The members of the Stock Option Committee, as appointed after September 14, 1998, are Messrs. Hurwitz, Rosov and Cuzner-Charles. During the fiscal year ended December 31, 1998, the Stock Option Committee met 1 time. The Stock Option Committee is responsible for administering the Company's Stock Option/Stock Issuance Plan and granting options thereunder.

Compensation of Directors
-------------------------

          The Company has no standard arrangements pursuant to which directors of the Company are compensated for any services provided as a director except for the Automatic Option Grant Program component of the 1995 Stock Option/Stock Issuance Plan (the "1995

Plan"). Directors who are not current employees of the Company ("non-employee directors") are eligible for the Automatic Option Grant Program component of the 1995 Plan under which option grants will automatically be made at periodic intervals to eligible non-employee Board members to purchase shares of Common Stock at an exercise price equal to 100% of their fair market value on the grant date.

          Under the Automatic Option Grant Program, each individual who is first elected or appointed as a non-employee Board member will receive a 3,333 share option grant on the date of such election or appointment, provided such individual has not been in the prior employ of the Company. In addition, at each Annual Meeting, beginning with the 1997 Annual Meeting, each individual who is to continue to serve as a non-employee Board member after the meeting will receive an additional option grant to purchase 833 shares of Common Stock whether or not such individual has been in the prior employ of the Company.

          Each automatic grant will have a term of ten (10) years, subject to the earlier termination following the optionee's cessation of Board service. Each automatic option will be immediately exercisable; however, any shares purchased upon exercise of the option will be subject to repurchase should the optionee's service as a non-employee Board member cease prior to vesting in the shares. The initial 3,333 share grant will vest in four equal and successive annual installments over the optionee's period of Board service. Each additional 833 share grant will vest upon the optionee's completion of one year of Board service measured from the grant date. However, each outstanding option will immediately vest upon (1) certain changes in the ownership or control of the Company or (2) the death or disability of the optionee while serving as a Board member.

Compensation of Executive Officers
----------------------------------

          The following table sets forth certain summary information concerning compensation paid or accrued by the Company on behalf of (i) the Chief Executive Officer and (ii) the other most highly compensated executive officer of the Company whose total annual salary and bonus for fiscal year 1998 exceeded $100,000 (the "Named Executive Officers") with respect to services rendered by such persons to the Company and its subsidiaries for each of the fiscal years ended December 31, 1996, 1997 and 1998:

                           SUMMARY COMPENSATION TABLE


                                                                                                LONG-TERM COMPENSATION
                                                                                                         AWARDS
                                                                         OTHER ANNUAL           ----------------------
                                                      SALARY             COMPENSATION                 SECURITIES
NAME AND PRINCIPAL POSITION               YEAR          ($)                  ($)                UNDERLYING OPTIONS (#)
---------------------------               ----        ------             ------------           ----------------------
Ariella J. Lehrer, Ph.D.(1).........      1998        $ 85,000                  $0                       33,333
   Chief Executive Officer,               1997        $105,115                  $0                            0
   President, Chairwoman of               1996        $117,500                  $0                       33,333
   the Board of Directors

Eugene A. Rosov (2)(3)..............      1998        $      0                  $0                            0
   Chief Executive Officer

William E. Sliney (4)...............      1998        $120,000                  $0                      100,000
 Vice President of Finance,               1997        $117,581                  $0                            0
 Chief Financial Officer                  1996        $112,500                  $0                       16,666
 And Secretary

------------
(1) Ms. Lehrer ceased to be Chief Executive Officer, President and Chairwoman of the Board of Directors on September 14, 1998.

(2) Mr. Rosov became Chief Executive Officer on November 6, 1998. His compensation was paid by Videocall.

(3) C. Robert Kline, Ph.D., served as Chief Executive Officer from September 14, 1998 until October 6, 1998, and received $7,500 in compensation for his services as such.

(4) Mr. Sliney ceased to be Vice President of Finance, Chief Financial Officer and Secretary on October 6, 1998.

Stock Options
-------------

          The following table sets forth certain information with respect to options granted to each of the Company's Named Executive Officers during fiscal year 1998. The Company did not grant any stock appreciation rights during fiscal year 1998.

                          OPTION GRANTS IN FISCAL 1998

                                                                 INDIVIDUAL GRANTS
                         -------------------------------------------------------------------------------------------------
                                                                                                      POTENTIAL REALIZABLE
                           NUMBER OF       PERCENT OF                                                   VALUE AT ASSUMED
                          SECURITIES      TOTAL OPTIONS                                                  RATES OF STOCK
                          UNDERLYING       GRANTED TO                                                   APPRECIATION FOR
                            OPTIONS     ELIGIBLE PERSONS         EXERCISE OR                             OPTION TERM(1)
                            GRANTED         IN FISCAL            BASE PRICE          EXPIRATION       ---------------------
NAME                          (#)             YEAR                 ($/Sh)              DATE             5%          10%
----                    -------------  -----------------  -----------------------  -----------         ---          ---
Ariella J. Lehrer,          16,666             11.8%                $2.07             8/20/01          -0-          -0-
 Ph.D.
                             8,333              5.9                  3.11             8/20/01          -0-          -0-
                             8,333              5.9                  4.14             8/20/01          -0-          -0-
William E. Sliney           50,000             35.3                  2.07             8/20/01          -0-          -0-
                            25,000             17.6                  3.11             8/20/01          -0-          -0-
                            25,000             17.6                  4.14             8/20/01          -0-          -0-

------------
(1) The 5% and 10% assumed rates of appreciation are specified under the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price. There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the three-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

                   AGGREGATED OPTION EXERCISES IN FISCAL 1998
                   AND VALUE OF OPTIONS AT END OF FISCAL 1998

          The following table sets forth certain information with respect to the Company's Named Executive Officers concerning unexercised stock options held as of December 31, 1998. No stock options were exercised by such individuals during fiscal year 1998. The Company did not grant any stock appreciation rights during fiscal year 1998 and no such rights were outstanding as of the end of such fiscal year.

                                               NUMBER OF UNEXERCISED                VALUE OF UNEXERCISED
                                               SECURITIES UNDERLYING                    IN-THE-MONEY
                                                     OPTIONS AT                          OPTIONS AT
                                                  FISCAL YEAR-END                  FISCAL YEAR-END($)(1)
                                       --------------------------------------  ------------------------------
NAME                                     EXERCISABLE        UNEXERCISABLE       EXERCISABLE    UNEXERCISABLE
----                                   ----------------  --------------------  --------------  --------------
Ariella J. Lehrer, Ph.D..............        66,666            --                 $11,833              --
Eugene A. Rosov......................         --0--            --                       0              --
William E. Sliney....................       116,667            --                 $35,500              --

------------
(1) Calculated on the basis of the fair market value of the underlying securities at December 31, 1998 ($2.78 per share) minus the exercise price.


Compliance with Section 16(a) of the Securities Exchange Act of 1934
------------------------------------------------------------------------

          Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

          To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended December 31, 1998 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

Certain Relationships and Related Transactions
----------------------------------------------

          On September 14, 1998, the Company, Legacy Software Acquisition, Inc., a Florida corporation and a wholly owned subsidiary of the Company ("Sub"), and Videocall entered into an Agreement and Plan of Merger (the "Merger Agreement") providing for the acquisition of Videocall by the Company through the merger (the "Merger") of Videocall into Sub. On September 14, 1998, the respective Boards of Directors of the Company and Videocall approved and adopted the Merger and the Merger Agreement. On June 15, 1999, the holders of a majority of the issued and outstanding shares of common stock, $.01 par value, of Videocall ("Videocall Common Stock") agreed to approve and adopt the Merger Agreement. On June 15, 1999, at the Special Meeting of Stockholders of the Company (the "Talk Visual Meeting"), the holders of a majority of the issued and outstanding shares of Common Stock, and the holders of a majority of the shares of Common Stock not issued by the Company to Videocall or any of its affiliates voting at the Talk Visual Meeting voted to approve the Merger. The Merger was consummated and became effective as of the close of business on June 18, 1999, when Articles of Merger of Videocall with and into Sub were filed with the Department of State of the State of Florida. As a result of the Merger, Videocall became a wholly owned subsidiary of the Company.

          Upon consummation of the Merger, each share of Videocall Common Stock was converted into the right to receive either (i) one (1) share of Common Stock or (ii) a combination of shares of Common Stock and three-year options to purchase Common Stock at an exercise price of $1.00 per share on the same one-for-one share basis. In connection with the Merger, the Company issued to the holders of Videocall Common Stock immediately after the effective time of the Merger an aggregate of approximately 19,841,400 shares of Common Stock and options to purchase 15,608,477 shares of Common Stock.

Information Concerning Certain Stockholders
-------------------------------------------

     The following table sets forth, as of July 1, 1999, the number and percentage of shares of Common Stock beneficially owned (as defined in Rule 13d-3 adopted under the Exchange Act) by (a) all persons known to the Company to own beneficially more than 5% of any class of voting security of the Company, (b) each of the Company's directors, (c) the Company's officers named in the Summary Compensation Table set forth herein and (d) all directors and executive officers of the Company as a group.

                                COMMON STOCK
                                   NUMBER          PERCENTAGE
                                 OF SHARES         OF SHARES
                                BENEFICIALLY      BENEFICIALLY
NAME AND ADDRESS(1)             OWNED(2)(3)       OWNED(2)(3)
-------------------             ------------      ------------
Ariella J. Lehrer, Ph.D.           130,474           .53
William E. Sliney                  100,000           .40
Michael Cuzner-Charles
David B. Hurwitz
Eugene Rosov
Alexander H. Walker, Jr.
Michael J. Zwebner (4)...........  658,167            __

All directors and executive
 officers as a
   group (7 persons).............  888,677            __

------------
(1) Unless otherwise indicated, the stockholder's address is the Company's principal executive offices.

(2) Percentage ownership is based on 24,796,316 shares of Common Stock outstanding as of July 1, 1999 plus any shares issuable pursuant to options or warrants held by the person or class in question which may be exercised within 60 days of July 1, 1999.

(3) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each stockholder named in this table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name.

(4) Such shares are held through affiliates.

             II.  RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

          The Board of Directors of the Company has selected Mayer Rispler & Company, P.C. to serve as independent auditors for the Company for the fiscal year ending December 31, 1999. The Board of Directors considers Mayer Rispler & Company, P.C. to be eminently qualified.

          On January 14, 1999, BDO Seidman, LLP ("Seidman") resigned as the Company's independent public accountants. Seidman's reports on the financial statements of the Company for the fiscal years ended December 31, 1996 and December 31, 1997 (the years which Seidman served as the Company's auditors) did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, other than the substantial doubt that the Company will continue as a going concern for the fiscal year ended December 31, 1997.

          On March 12, 1998, Seidman stated that its opinion of the Company's financial statements for the fiscal year ended December 31, 1997 was prepared assuming that the Company will continue as a going concern, and that there was substantial doubt as to the Company's ability to continue as a going concern. The basis for the substantial doubt as to the Company's ability to continue as a going concern was that the Company had never achieved operating profits, and, in addition, had negative working capital, minimal cash, significant indebtedness and liquidity problems.

          During the course of the relationship with Seidman, there were no disagreements with Seidman on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which disagreements, if not resolved to the satisfaction of Seidman, would have caused Seidman to make reference to the subject matter of the disagreement(s) in its reports.

          Although it is not required to do so, the Board of Directors is submitting its selection of the Company's auditors for ratification at the Meeting, in order to ascertain the views of stockholders regarding such selection. If the selection is not ratified, the Board of Directors will reconsider its selection.

          The Board of Directors recommends that stockholders vote FOR ratification of the selection of Mayer Rispler & Company, P.C. to examine the financial statements of the Company for the Company's fiscal year ending December 31, 1999. It is the intention of the persons named in the accompanying form of Proxy to vote the shares of Common Stock represented thereby in favor of such ratification unless otherwise instructed in such Proxy.

          A representative of Mayer Rispler & Company, P.C. will be present at the Meeting, with the opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions.

                              III.  OTHER MATTERS

          The Board of Directors of the Company does not know of any other matters which may be brought before the Meeting. However, if any such other matters are properly presented for action, it is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby in accordance with their judgment on such matters.

                               IV.  MISCELLANEOUS

          If the accompanying form of Proxy is executed and returned, the shares of Common Stock represented thereby will be voted in accordance with the terms of the Proxy, unless the Proxy is revoked. If no directions are indicated in such Proxy, the shares represented thereby will be voted IN FAVOR of the nominees proposed by the Board of Directors in the election of directors and FOR the ratification of the Board of Directors' selection of independent auditors for the Company.

          All costs relating to the solicitation of Proxies will be borne by the Company. Proxies may be solicited by officers, directors and regular employees of the Company personally, by mail or by telephone or telegraph, and the Company may pay brokers and other persons holding shares of stock in their names or those of their nominees for their reasonable expenses in sending soliciting material to their principals.

          It is important that Proxies be returned promptly. Stockholders who do not expect to attend the Meeting in person are urged to mark, sign and date the accompanying form of Proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that their votes can be recorded.

Stockholder Proposals
---------------------

          Stockholder proposals intended to be presented at the 2000 Annual Meeting of Stockholders of the Company must be received by the Company by March 14, 2000 in order to be considered for inclusion in the Company's Proxy Statement relating to such Meeting. In the event that a stockholder fails to notify the Company by May 26, 2000 of an intent to be present at the Company's 2000 Annual Meeting of Stockholders in order to present a proposal for a vote, the Company will have the right to exercise its discretionary authority to vote against the proposal, if presented, without including any information about the proposal in its proxy materials.

Annual Report on Form 10-KSB
----------------------------

          A copy of the Company's Annual Report on Form 10-KSB, as amended, including the financial statements and financial statement schedules for the fiscal year ended December 31, 1998, which has been filed with the Securities and Exchange Commission, is being included with the mailing of this Proxy Statement.

Cambridge, Massachusetts
July 26, 1999

                            TALK VISUAL CORPORATION
            PROXY -- Annual Meeting of Stockholders -- July 26, 1999

  The undersigned, a stockholder of TALK VISUAL CORPORATION, does hereby appoint MICHAEL J. ZWEBNER, EUGENE A. ROSOV and C. HAROLD SNYDER, or any of them, his proxies, with full power of substitution or resubstitution, to appear and vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Monday, July 26, 1999, at 10:00 A.M., local time, or at any adjournment thereof, upon such matters as may properly come before the meeting.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby instructs said proxies or their substitutes to vote as specified below on each of the following matters and in accordance with their judgment on any other matters which may properly come before the Meeting.

1.  Election of Directors, FOR all nominees [ ]   WITHHOLD AUTHORITY [ ]
    listed below (except as marked to the         to vote for all nominees
    contrary below)                               listed below

           Michael Cuzner-Charles, David B. Hurwitz, Eugene A. Rosov,
                Alexander H. Walker, Jr. and Michael J. Zwebner

          (INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.)


2. Ratification of appointment of Mayer Rispler & Company, P.C. as independent auditors for the fiscal year ending December 31, 1999.

   FOR     AGAINST     ABSTAIN
   [ ]       [ ]         [ ]


                             (Continued and to be completed on the Reverse Side)

(Continued From Other Side)

             The Board of Directors favors a vote "FOR" each item.

          THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED THEY WILL BE VOTED IN FAVOR OF THE ITEM(S) FOR WHICH NO DIRECTION IS INDICATED.

          IMPORTANT: Before returning this Proxy, please sign your name or names on the line(s) below exactly as shown thereon. Executors, administrators, trustees, guardians or corporate officers should indicate their full titles when signing. Where shares are registered in the name of joint tenants or trustees, each joint tenant or trustee should sign.



                              Dated:                                   , 1999
                                    -----------------------------------


                                                                          (L.S.)
                                    -----------------------------------

                                                                          (L.S.)
                                    -----------------------------------
                                    Stockholder(s) Sign Here

                                    PLEASE MARK, SIGN, DATE AND RETURN THIS
                                    PROXY CARD PROMPTLY USING THE ENCLOSED
                                    ENVELOPE.

[TALK VISUAL LOGO APPEARS HERE]



Dear Shareholder,

Well it's that time of the year again when I get to give you a report of the company's progress and some insight into the future plans for growth.

This past year, 1998, saw the birth of Videocall International Corporation, and the agreement to merge Talk Visual Corporation (formerly Legacy Software, Inc.) with this newly formed company. As a result of this agreement, we changed our focus from software development to the new, exciting field of international videocalling. The subsequent successful merger of the two companies in June of this year did more that just combine the two entities, it actually created a singular new stronger force in the marketplace, and in an overnight flip of a pen, ensured our company's position as the leading international provider of videocalling services as well as other select retail telecommunications products.

Retail operations have recently started, and early indications are that the service is being more than welcomed by consumers at large, with the largest take up being that of the ethnic consumer markets, almost exactly as the directors prophesied over 3 years ago.

As of this writing, the company has established over 11 retail locations in 6 countries. An additional 200 new locations in 15 countries are in various stages of development and construction. In addition, the company employed 2 staff members in October of last year, and now boasts a worldwide team of 35 highly motivated employees. Capital investment, in equipment and facilities, to date exceeds $10,000,000.

As retail operations expand, revenues from telecommunication services and products will grow significantly. Projections for sales in the year 2000 are $18,200,000 and for the year 2001 are $26,500,000.

Prior to the merger, Videocall International completed the acquisition of Sacramento Results, Inc., the owners of the retail shopping center, now referred to as The Internet Plaza, in

Sacramento CA, with the property valued at $10 million. In February, 1999, Talk Visual completed the purchase of the Toronto property valued at $3,000,000.

The Company's total assets on the balance sheet went from just $2.5 million in December, 1998, to over $17 million in June, 1999.

The retail shopping center in Sacramento has been dramatically improved, and the amount of empty space available for rental has dropped from 36 percent to 24 percent. Monthly revenues have increased from $65,000 to $93,000.

On the technical front, the company's in-house R&D continues to break down barriers in every aspect of videocalling, and together with our industry partners Intel Corp, Picturetel Corp and Cable & Wireless, we expect to roll out Global IP Videocalling, on a truly international commercial basis, in late fall. Talk Visual is proud to be the first company to use the Internet (IP Bandwidth) to commercially bring visual communications to the world's consumer markets.

The 3rd and 4th quarters of 1999 should see the rapid growth in revenues, as well as the continuing expansion of the international arena of new locations.

Talk Visual Corporation is well on the way to becoming the Number 1 company worldwide in the exciting high tech field of Videocalling.

I thank you all for your continued support, and look forward to addressing you again soon.

Yours truly



/s/ Michael Zwebner
Michael Zwebner
Chairman

[TALK VISUAL LOGO APPEARS HERE]



                                                                   July 16, 1999



To the Stockholders of Talk Visual Corporation:


  The table of beneficial ownership of Common Stock contained under the caption "Information Concerning Certain Stockholders" in the proxy statement recently sent to you in connection with the Company's Annual Meeting of Stockholders was inadvertently left incomplete. Enclosed is a complete version of the table.

                              Very truly yours,


                              /s/ Harold Snyder
                              -----------------
                              C. Harold Snyder
                              Secretary

Information Concerning Certain Stockholders
-------------------------------------------

     The following table sets forth, as of July 1, 1999, the number and percentage of shares of Common Stock beneficially owned (as defined in Rule 13d-3 adopted under the Exchange Act) by (a) all persons known to the Company to own beneficially more than 5% of any class of voting security of the Company, (b) each of the Company's directors, (c) the Company's officers named in the Summary Compensation Table set forth herein and (d) all directors and executive officers of the Company as a group.

                                                COMMON STOCK
                                       --------------------------------
                                          NUMBER            PERCENTAGE
                                        OF SHARES           OF SHARES
                                       BENEFICIALLY        BENEFICIALLY
NAME AND ADDRESS(1)                    OWNED(2)(3)         OWNED(2)(3)
-------------------                    ------------        ------------
Ariella J. Lehrer, Ph.D.                     99,998               .41
William E. Sliney                            34,429              3.18
Michael Cuzner-Charles                      275,000              1.12
David B. Hurwitz                            100,000               .41
Eugene Rosov                              1,150,000              4.69
Alexander H. Walker, Jr.                    100,000               .41
Michael J. Zwebner (4)                    5,610,000             19.79
All directors and executive
 officers as a group (8 persons)..        7,902,762             27.79
Cullen Trading Ltd.                       2,120,102              8.34
Whyteburg S. A.                           3,768,222             14.25
Hartford Engineering                        900,000              3.54
Wales Securities                            967,916              3.95
Arlington Worldwide Ltd.                  6,370,372             25.21
H & G Partnership                         3,200,000             13.05

------------
(1) Unless otherwise indicated, the stockholder's address is the Company's principal executive offices.

(2) Percentage ownership is based on 24,519,454 shares of Common Stock outstanding as of July 1, 1999 plus any shares issuable pursuant to options or warrants held by the person or class in question which may be exercised within 60 days of July 1, 1999.

(3) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each stockholder named in this table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name.

(4) Such shares are held through affiliates.